Exhibit 99.1


         Innovex Announces Fiscal 2007 Third Quarter Results


    PLYMOUTH, Minn.--(BUSINESS WIRE)--July 16, 2007--Innovex (Nasdaq:INVX) today reported revenue of $18.2 million and revenue excluding pass through material of $9.2 million for the fiscal 2007 third quarter ending June 30, 2007. In the fiscal 2007 second quarter the Company reported revenue of $21.9 million and revenue excluding pass through material of $11.7 million.

    The Company's net loss was $8.2 million or $0.42 per share in the fiscal 2007 third quarter as compared to a net loss of $7.4 million or $0.38 per share in the fiscal 2007 second quarter. The fiscal 2007 third quarter includes restructuring charges of $1.4 million or $0.07 per share. Other expense for the quarter included a $900,000 loss on the sale of the equipment remaining in the U.S. after operations were completed at the Litchfield, MN and Eastlake, OH facilities. The Company's fiscal 2007 third quarter net loss excluding the restructuring charge was $6.8 million or $0.35 per share. The Company's fiscal 2007 second quarter net loss was $4.8 million or $0.25 per share excluding restructuring charges of $2.7 million.

    The fiscal 2007 third quarter operating results were impacted by weak customer demand, especially from the Hard Disk Drive (HDD) sector. Although the June quarter is typically the weakest quarter for the HDD industry, demand was further impacted by inventory adjustments made by HDD customers during the quarter.

    Flex Suspension Assembly (FSA) products constituted 49% of the Company's net sales for the fiscal 2007 third quarter, Actuator Flex Circuit (AFC) revenue was 31%, Flat Panel Display (FPD) product revenue was 14%, and integrated circuit packaging application, network system and other application revenue was 6%.

    "Revenue for the quarter was lower than expected as a result of soft demand for legacy disk drive products and significant inventory adjustments at our disk drive customers. We did begin volume shipments on a large new desktop disk drive program in June, which will drive increased AFC revenue in the September quarter. In addition, FPD programs begin ramping in June and we expect sizeable FPD revenue increases in the next several quarters," commented William P. Murnane, Innovex's Chairman and CEO. "During the June quarter we made excellent progress qualifying a new AFC program at a new HDD customer. We expect formal qualification early in the September quarter and expect to begin volume shipments in the same quarter.

    "Although we are disappointed with the June quarter results, we are pleased that our long awaited FPD and AFC ramps have begun. We expect these ramps to generate substantial revenue growth and much improved operating results in the ensuing quarters," stated Murnane.

    The restructuring charges are primarily related to the Company's plan to transfer all its manufacturing operations to Thailand. The closure of the Litchfield, MN and Eastlake, OH facilities mark the end of a three year effort to lower the Company's cost structure and move all manufacturing operations offshore. Offshore manufacturing became a critical component of the cost leadership strategy the Company adopted three years ago when it learned its FSA product would become obsolete.

    The Company's efforts to transfer operations to Thailand are nearing completion. Decommission of the Eastlake facility is expected to be complete by the end of July 2007 and efforts are underway to sublet that facility.

    Manufacturing operations at the Litchfield facilities were completed in April 2007 and decommission of the facilities has been completed. Transfer of equipment from the U.S. to Thailand is expected to be completed by the end of calendar 2007.

    A purchase agreement has been signed to sell the Litchfield facilities for approximately $2.4 million. The sale is expected to close during the fiscal 2007 fourth quarter. $1.2 million of the cash proceeds from the sale will be used to reduce the Company's outstanding long-term debt. The Maple Plain facility was sold during the fiscal 2007 third quarter for $4.25 million. Proceeds from the sale were used to reduce the Company's outstanding long-term debt.

    Cash used in operating activities in the fiscal 2007 third quarter was $3.6 million. The Company had a cash balance of $9.7 million at June 30, 2007, an increase of $1.8 million. Total long and short-term debt outstanding at June 30, 2007 was $42.2 million, an increase of $1.8 million from March 31, 2007. Capital expenditures for the fiscal 2007 third quarter were $1.0 million. Capital expenditures for the fiscal 2007 fourth quarter are expected to be approximately $1 million and will primarily support cost reduction projects.

    Cash availability under the Company's existing credit facilities as of June 30, 2007 of approximately $30.0 million and cash on hand of $9.7 million are expected to provide adequate cash resources to complete the Company's restructuring and support the revenue growth anticipated in the next several quarters.

    Conference Call & Live Webcast

    Innovex will conduct a conference call and webcast for investors beginning at 5:00 p.m. Eastern Time (ET) on Monday, July 16, 2007. During the conference call, Mr. Murnane and senior managers will discuss the Company's future product, revenue, mix and margin expectations along with historical results.

    To listen to the live conference call, dial 785-830-7975 and ask for conference ID "Innovex." The live webcast will be available at www.innovexinc.com/investor.shtml. A replay of the call will be available 6:00 p.m. ET on Monday, July 16, 2007 through 11:59 p.m. ET on Wednesday, July 18, 2007. To access the replay, dial (402) 530-9026 and ask for conference ID "Innovex." The webcast version of the conference call will be archived at www.innovexinc.com/investor.shtml.

    About Innovex, Inc.

    Innovex, Inc. is a leading manufacturer of high-density flexible circuit-based electronic interconnect solutions. Innovex's products enable the miniaturization and increasing functionality of high technology electronic devices. Applications for Innovex's products include data storage devices such as hard disk drives and tape drives, liquid crystal displays for mobile telecommunication devices, flat panel displays and printers. Innovex is known worldwide for its advanced technology and world class manufacturing.

    Safe Harbor for Forward Looking Statements

    Except for historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, impact of restructuring charges, changes in product mix, the impact of competitive products and pricing, effect of world-wide economic conditions on flexible circuit demand, changes in manufacturing efficiencies, fluctuations in financial results and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


                            INNOVEX, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands)

                                           Three Months Ended June 30,
                                           ---------------------------
                                               2007           2006
                                           -------------  ------------

Net sales                                       $18,150       $38,891
Costs and expenses:
 Cost of sales                                   19,612        35,927
 Selling, general and administrative              2,836         3,573
 Royalty expense to equity investee                 136           331
 Engineering                                        766         1,275
 Restructuring charges                            1,369           597
 Net interest expense                               616           533
 Net other (income) expense                       1,039        (2,411)
                                           -------------  ------------
Income (loss) before income taxes                (8,224)         (934)

Provision for income taxes                            -             -
                                           -------------  ------------

Net income (loss)                               ($8,224)        ($934)
                                           =============  ============

Net income (loss) per share:
    Basic                                        ($0.42)       ($0.05)
                                           =============  ============
    Diluted                                      ($0.42)       ($0.05)
                                           =============  ============

Weighted average shares outstanding:
    Basic shares                                 19,396        19,367
                                           =============  ============
    Diluted shares                               19,396        19,367
                                           =============  ============


                                           Nine Months Ended June 30,
                                           ---------------------------
                                               2007           2006
                                           -------------  ------------

Net sales                                       $66,038      $140,938
Costs and expenses:
 Cost of sales                                   66,949       124,294
 Selling, general and administrative              8,993        11,561
 Royalty expense to equity investee                 499         1,187
 Engineering                                      2,578         4,035
 Restructuring charges                            5,889        11,904
 Net interest expense                             1,767         1,565
 Net other (income) expense                       1,345        (2,370)
                                           -------------  ------------
Income (loss) before income taxes               (21,982)      (11,238)

Provision for income taxes                            -             -
                                           -------------  ------------

Net income (loss)                              ($21,982)     ($11,238)
                                           =============  ============

Net income (loss) per share:
    Basic                                        ($1.13)       ($0.58)
                                           =============  ============
    Diluted                                      ($1.13)       ($0.58)
                                           =============  ============

Weighted average shares outstanding:
    Basic shares                                 19,387        19,277
                                           =============  ============
    Diluted shares                               19,387        19,277
                                           =============  ============



                            INNOVEX, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                                            June 30,     September 30,
Assets                                        2007           2006
                                         --------------- -------------
  Cash and short-term investments                 $9,673        $9,819
  Accounts receivable, net                        10,187        14,152
  Inventory                                        9,969        12,009
  Other current assets                             2,671         2,545
----------------------------------------------------------------------
     Total current assets                         32,500        38,525
  Property, plant and equipment, net              42,780        51,560
  Intangible & other assets, net                   3,910         4,082
----------------------------------------------------------------------
      Total assets                               $79,190       $94,167
                                         =============== =============


Liabilities and Stockholders' Equity
  Current maturities of long-term debt           $10,963        $9,045
  Line of credit                                  13,626             0
  Accounts payable                                 9,677        15,724
  Other current liabilities                        3,338         4,089
----------------------------------------------------------------------
     Total current liabilities                    37,604        28,858
  Long-term debt                                  17,618        19,800
  Stockholders' equity                            23,968        45,509
----------------------------------------------------------------------
      Total liabilities and stockholders'
       equity                                    $79,190       $94,167
                                         =============== =============



                            INNOVEX, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)
                                            Nine months ended June 30,
                                            --------------------------
                                                2007          2006
                                            ------------- ------------
Cash Flows From Operating Activities:
   Net income (loss)                            ($21,982)    ($11,238)
   Adjustments to reconcile net income
    (loss) to net cash provided by operating
    activities:
       Depreciation and amortization               6,149        7,968
       Asset impairment charges                      792        9,132
       Stock option expense                          420          514
       Other non-cash items                        1,244       (3,313)
       Changes in operating assets and
        liabilities:
          Accounts receivable                      3,964       13,905
          Inventories                              2,041        4,651
          Other current assets                      (127)        (973)
          Other long term assets                     170        2,537
          Accounts payable                        (6,048)      (5,101)
          Other current liabilities                 (751)        (600)
                                            ------------- ------------
Net cash provided by (used in) operating
 activities                                      (14,128)      17,482

Cash Flows From Investing Activities:
      Capital expenditures                        (4,154)      (7,248)
      Proceeds from sale of assets                 4,752        5,344
                                            ------------- ------------
Net cash used in investing activities                598       (1,904)

Cash Flows From Financing Activities:
    Net long-term debt activity                     (263)      (3,726)
    Net line of credit activity                   13,626      (12,728)
    Proceeds from exercise of stock options            3          376
    Proceeds from employee stock purchase
     plans                                            18           30
                                            ------------- ------------
    Net cash provided by (used in) financing
     activities                                   13,384      (16,048)
                                            ------------- ------------
Increase (decrease) in cash and equivalents         (146)        (470)
Cash and equivalents at beginning of period        9,819       12,914
                                            ------------- ------------
Cash and equivalents at end of period             $9,673      $12,444
                                            ============= ============

    Use of non-GAAP financial measures

    Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance to GAAP. We provide these non-GAAP financial measures to be helpful in assessing the Company's on-going operating results and to allow for greater transparency related to supplemental information. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release and financial statements previously filed with the Securities and Exchange Commission.

    Revenue excluding pass-through material:

    The revenue excluding pass-through material non-GAAP financial measures used in this press release allow quantification of the margin generating portion of our revenue and the margin performance for that portion. Revenue excluding pass-through material is calculated by subtracting pass-through material from GAAP revenue. Pass-through material is defined as material components where our customer provides the specifications, dictates the supplier and negotiates the price of components to be added to the Innovex manufactured flexible circuit. The product including the highest portion of pass-through material on a per revenue dollar and in total is the Company's FSA product. As the FSA product is reaching its end of life, the Company will no disclose revenue excluding pass-through information after the fiscal 2007 fourth quarter.

In millions                                 Quarter ending
                                 -------------------------------------
                                     June 30, 2007      March 31, 2007
                                 -------------------------------------
Net sales                                    $18.2               $21.9
  Pass-through material
   components                                  9.0                10.2
                                 -------------------------------------
Revenue excluding pass-through
 material                                     $9.2               $11.7
                                 =====================================


    Net loss and net loss per share excluding restructuring:

    The net loss and net loss per share excluding restructuring costs non-GAAP financial measures used in this press release provide information related to our operating results excluding charges related to transitional activities.

    Net loss excluding restructuring:


In millions                                Quarter ending
                              ----------------------------------------
                                    June 30, 2007       March 31, 2007
                              ----------------------------------------
Net loss                                     $8.2                 $7.4
Restructuring expense                         1.4                  2.7
                              ----------------------------------------
Net loss excluding
 restructuring                               $6.9                 $4.8
                              ========================================


    Net loss per share excluding restructuring:


                                        Three months ending
                             -----------------------------------------
                                    June 30, 2007       March 31, 2007
                             -----------------------------------------
Net loss per share                          $0.42                $0.38
Restructuring expense per
 share                                       0.07                 0.14
                             -----------------------------------------
Net loss per share excluding
 restructuring                              $0.35                $0.25
                             =========================================


    CONTACT: Innovex, Inc.
             Douglas W. Keller, VP - Finance, 763-383-4000
             Facsimile: 763-383-4091
             Internet: http://www.innovexinc.com